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Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60430, 333-38696, 333-151882, 333-160680 and 333-168436) and in the Registration Statements on Form S-3 (No. 333-160679) of Allos Therapeutics, Inc. of our report dated March 1, 2010, relating to the financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
March 3, 2011

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  Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM